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                                                                   Exhibit 10.34

                                OPTION AGREEMENT

         THIS OPTION AGREEMENT ("Agreement") is entered into as of April 26, 2001, by and between WILLIAM GUTTMAN ("Optionor"), and PRINTCAFE, INC. a Delaware corporation ("Optionee). Optionor and Optionee are individually referred to as "Party" and collectively referred to as the "Parties."

         1.0 RECITALS.

                  1.1 Optionor is the owner of those certain Shares of Common Stock and Series A Preferred Stock of Optionee as identified on SCHEDULE 1 hereto.

                  1.2 Optionee desires to obtain the right, but not the obligation, to purchase the Shares.

                  1.3 Optionor desires to grant to Optionee the right, but not the obligation, to purchase the Shares.

         2.0 DEFINITIONS

                  2.1 "COMMON STOCK" shall mean the Common Stock of Optionee.

                  2.2 "OPTION" shall mean the option to purchase the Shares pursuant to this Agreement.

                  2.3 "OPTIONEE" shall mean PRINTCAFE, INC, a Delaware corporation.

                  2.4 "OPTIONOR" shall mean William Guttman, an individual.

                  2.5 "PARTY" and "PARTIES" have the meanings set forth in the preamble.

                  2.6 "SEPARATION AGREEMENT" shall mean that certain Separation and Mutual General Release Agreement of even date between the Parties.

                  2.7 "SERIES A PREFERRED STOCK" shall mean the Series A Preferred Stock of Optionee.

                  2.8 "SHARES" shall mean those certain shares of Common Stock and Series A Preferred Stock as identified on SCHEDULE 1 hereto.

                  2.9 "STOCK PURCHASE AGREEMENT" shall mean the Stock Purchase Agreement between the Parties.

                  2.10 "UNSECURED PROMISSORY NOTE" shall mean that certain Unsecured Promissory Note from Optionee to Optionor in the form attached hereto as EXHIBIT "B."


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         3.0 OPTION TERM. Optionor hereby grants to Optionee the right to purchase the Shares pursuant the terms of the Stock Purchase Agreement, attached hereto as EXHIBIT "A" commencing on the Termination Date, as that term is defined in the Separation Agreement and expiring thirty (30) days thereafter.

         4.0 OPTION CONSIDERATION. As consideration for the option hereunder, Optionee shall pay to Optionor the sum of Ninety Nine Thousand Seventy Eight and 37/100 Dollars ($99,078.37) in the form of an Unsecured Promissory Note attached hereto as EXHIBIT "B."

         5.0 EXERCISE OF OPTION. Optionee shall exercise the Option granted hereunder by providing written notice to Optionor, in the form of execution of the Stock Purchase Agreement, within the option term provided in Section 3.0 at the address set forth in Section 14 hereof at least two (2) calendar days prior to the date up on which Optionee desires to exercise the Option.

         6.0 NO ASSIGNMENT: BINDING EFFECT. Neither Party may assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other Party and any such attempted assignment shall be void. This Agreement and all documents executed and delivered pursuant hereto shall be binding upon and shall inure to the benefit of the undersigned Parties and their respective heirs, executors, administrators, representatives, successors, and assigns.

         7.0 ENTIRE AGREEMENT.

                  7.1 SOLE AGREEMENT. This Agreement (including any attachments and exhibits hereto) contains the Parties' sole and entire agreement regarding the subject matter hereof, and supersedes any and all other agreements between them.

                  7.2 NO OTHER REPRESENTATIONS. The Parties acknowledge and agree that no Party has made any representations (a) concerning the subject matter hereof, or (b) inducing the other Party to execute and deliver this Agreement, except those representations specifically referenced herein. The Parties have relied on their own judgment in entering into this Agreement.

                  7.3 NO RELIANCE. The Parties further acknowledge that any statements or representations that may have been made by either of them to the other are void and of no effect. No Party has relied on any such statements or representations in dealing with the other(s).

         8.0 MODIFICATIONS OR WAIVERS.

                  8.1 MUST BE WRITTEN. Waivers or modifications of this Agreement, or of any covenant, condition, or limitation contained herein, are valid only if in a writing that is separately signed or initialed by the Parties.

                  8.2 NO USE AS EVIDENCE. One or more waivers or modifications of any covenant, term or condition in this Agreement by any Party shall not be construed by any other



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Party as a waiver or modification applicable to any subsequent breach of the same covenant, term or condition. Evidence of any such waiver or modification may not be offered or received in evidence in any proceeding, arbitration, or litigation between the Parties arising out of or affecting this Agreement, or a party's rights or obligations under it. This limitation does not apply if the waiver or modification is in writing and duly executed as provided above.

         9.0 COOPERATION AND FURTHER ACTIONS. The Parties agree to perform any and all acts and to execute and deliver any and all documents necessary or convenient to carry out the terms of this Agreement, consistent with the terms and conditions herein.

         10.0 PROFESSIONAL FEES. If a lawsuit, arbitration, or other proceedings are instituted by any Party to enforce any of the terms or conditions of this Agreement against any other Party hereto, the prevailing party in such litigation, arbitration, or proceedings shall be entitled, as an additional item of damages, to such reasonable attorneys' and other professional fees (including but not limited to expert witness fees), court costs, arbitrators' fees, arbitration administrative fees, travel expenses, and other out-of-pocket expenses or costs of such other proceedings as may be fixed by any court of competent jurisdiction, arbitrator, or other judicial or quasi-judicial body having jurisdiction thereof, whether or not such litigation or proceedings proceed to a final judgment or award. For the purposes of this Section 10.0, any Party receiving an arbitration award or a judgment for damages or other amounts shall be deemed to be the prevailing party, regardless of amount of the damage awarded or whether the award or judgment was based upon all or some of such Party's claims or causes of action.

         11.0 SEVERABILITY. If any part, clause, or condition of this Agreement is held to be partially or wholly invalid, unenforceable, or inoperative for any reason whatsoever, such shall not affect any other provision or portion hereof, which shall continue to be effective as though such invalid, inoperative, or unenforceable part, clause or condition had not been made.

         12.0 GOVERNING LAW AND VENUE. To the extent not controlled by federal law, all questions concerning this Agreement, its construction, and the rights and liabilities of the Parties hereto shall be interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to Pennsylvania choice of law provisions, as applied to contracts which are executed and performed entirely within the state. For purposes of this Agreement, sole and proper venue shall be the County of Allegheny, Commonwealth of Pennsylvania.

         13.0 INTERPRETATION.

                  13.1 PARAGRAPH HEADINGS. The paragraph headings of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

                  13.2 CAPITALIZED TERMS. Except as otherwise expressly provided herein, all capitalized terms defined in this Agreement shall have the meaning ascribed to them herein.



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                  13.3 GENDER AND NUMBER. Whenever required by the context, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter and feminine genders and vice versa.

         14.0 NOTICES. For purposes hereof, delivery of written notice shall be complete upon personal delivery, or upon mailing if mailed with proper postage paid by United States registered or certified mail, addressed to the party at the address set forth below, or to such other mailing address as the parties hereto may designate by written notice given in accordance with this Section
14.0. Notice may also be given upon receipt of electronic facsimile, provided that any facsimile notice shall only be deemed received if (a) the transmission thereof is confirmed, and (b) facsimile notice is followed by written notice, made either by (i) personal delivery thereof, or (ii) via deposit in certified mail return receipt requested, postage prepaid, within three (3) business days following the facsimile notice. Notices shall be addressed to the parties as follows:

         Shareholder:               William Guttman
                                    715 Maryland Avenue
                                    Pittsburgh, PA 15232
                                    Fix: (240)368-8735

         With required copy to:     The Busch Firm
                                    2532 Dupont Drive
                                    Irvine, California 92612
                                    Attn:  David L. Keligian, Esq. and
                                           Sheila M. Muldoon, Esq.
                                    Telephone: (949)474-7368
                                    Facsimile: (801)469-6983

         Optionee:                  printCafe, Inc.
                                    The Crane Building, Fifth Floor
                                    Forty 24th Street
                                    Pittsburgh, PA 15222-4683
                                    Attention: President
                                    Fax: (412)456-1151

         Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with this
Section 14.0.

         15.0 TIME OF ESSENCE. The Parties acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof. Failure to timely perform any of the terms, conditions, obligations or provisions hereof by any Party shall constitute a material breach of this Agreement by the Party so failing to perform.

         16.0 RELATIONSHIP CREATED. Nothing contained herein or in any schedule, attachment, or exhibit hereto shall create any partnership, joint venture or other agreement between the Parties hereto.


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         17.0 COUNTERPARTS. This Agreement may be executed in several counterparts, of which so executed shall be deemed to be an original, but such counterparts shall together constitute and be one and the same instrument.


         IN WITNESS WHEREOF, each Party to this Agreement has caused it to be executed as of the date set forth above.


                                                   "OPTIONOR"


                                            /s/ William Guttman
                                            -----------------------------------
                                            WILLIAM GUTTMAN

                                                   "OPTIONEE"


                                            PRINTCAFE, INC.,
                                            a Delaware corporation



                                            By:  /s/ Marc Olin
                                                 -------------------------------
                                                 Marc Olin, President




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                                   SCHEDULE 1

                                     SHARES


Class of Stock                 Number of Shares                  Price             Certificate Nos.
--------------                 ----------------                  -----             ----------------
Series A Preferred Stock       259,581 Shares                 $389,371.50

Common Stock                   234,193 Shares                 $351,289.50







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